UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 29, 2009 (June 24, 2009)
Date of report (Date of earliest event reported):
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HUGHES Telematics, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-33860	26-0443717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

41 Perimeter Center East, Suite 400 Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 391-6400

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On June 24, 2009, HUGHES Telematics, Inc. (the “Company”) received notice from Old Carco LLC f/k/a Chrysler LLC (“Old Chrysler”) of a hearing on the Tenth Omnibus Motion of Debtors and Debtors in Possession, Pursuant to Section 365 of the Bankruptcy Code and Bankruptcy Rule 6006, For the Rejection of Certain Executory Contracts (the “Notice”).  Pursuant to the Notice, Old Chrysler is proposing to reject certain contracts identified in the Notice, including the Company’s telematics services contract with Old Chrysler, at a hearing on July 16, 2009. The identified contracts will not be assigned or assumed by Chrysler Group LLC, the newly-formed entity that purchased the assets of Old Chrysler in the bankruptcy (“New Chrysler”).

Notwithstanding the Notice, the Company and New Chrysler are continuing to work together on deploying the Company’s hardware and launching the Company’s services in the fourth quarter of 2009.  Concurrently, the Company has been and continues to be in active negotiations with New Chrysler concerning a new telematics services agreement that is mutually satisfactory to the parties.  There can be no assurances that the Company will reach an agreement with New Chrysler on terms that are satisfactory to the Company or New Chrysler.

On June 26, 2009, the Company obtained a waiver from its senior secured lenders under the credit agreement dated March 31, 2008 (as amended and restated, the “Credit Agreement”) providing that the rejection of the Old Chrysler contract will not impact the Company’s existing obligations under the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGHES TELEMATICS, INC.

Dated: June 29, 2009
	By:	/s/ Robert Lewis
	Name:	Robert Lewis
	Title:	General Counsel and Secretary